UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2015
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CHAMBERS STREET PROPERTIES
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation)	001-35933 (Commission File Number)	56-2466617 (IRS Employer Identification Number)

47 Hulfish Street, Suite 210 Princeton, NJ (Address of principal executive offices)	08542 (Zip Code)

609-683-4900
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On November 9, 2015, Chambers Street Properties (NYSE: CSG) (the “Company”), through certain of its subsidiaries, entered into agreements (the “Agreements”) with SSC IV Investor, LLC and SSC V Investor, LLC to sell, subject to customary closing conditions, two office buildings located at 70 Hudson Street (“70 Hudson”) and 90 Hudson Street (“90 Hudson”) in Jersey City, New Jersey.
The aggregate sales price for 70 Hudson and 90 Hudson is $299 million, exclusive of standard closing costs and adjustments. The Company retains an option to prepay the mortgage loan on 90 Hudson prior to closing, which, if exercised, would increase the aggregate sales price by an additional $5 million.
The Company anticipates that these sales will close during the first quarter of 2016. Nonetheless, the Agreements are subject to certain contingencies which if not satisfied may preclude these sales from occurring.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES

Dated: November 13, 2015	By:	/s/ MARTIN A. REID
	Name:	Martin A. Reid
	Title:	Interim President and Chief Executive Officer, and Chief Financial Officer